SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549



                                   FORM 8-K/A
                                (Amendment No. 1)



                                 CURRENT REPORT

     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934


       Date of Report (Date of earliest event reported): October 23, 1998




                     FrontierVision Operating Partners, L.P.
                       FrontierVision Capital Corporation
           (Exact names of Registrants as specified in their charters)



  Delaware                               333-9535                  84-1316775
  Delaware                             333-9535-01                 84-1353734
(States or other jurisdiction     (Commission File Nos.)          (IRS Employer
of incorporation or organization)                        Identification Numbers)





     1777 South Harrison Street,
    Suite P-200, Denver, Colorado                             80210
  (Address of principal executive offices)                 (Zip Code)



                                 (303) 757-1588
              (Registrants' telephone number, including area code)

Item 7.  Financial Statements, Pro Forma Financial Information and Exhibits.


In a report on Form 8-K (the "8-K") filed November 6, 1998, FrontierVision Operating Partners, L.P., a Delaware limited partnership (the "Company"), a wholly-owned subsidiary of FrontierVision Holdings, L.P., a Delaware limited partnership, announced the purchase of cable television systems from State Cable TV Corporation and Better Cable TV Company (collectively, the "State Systems"). The Company completed the purchase of the State Systems on October 23, 1998.

This amendment to the 8-K is being filed to include the required financial statements and pro forma financial information for the State Systems.

Financial Statements.

                    REPORT OF INDEPENDENT PUBLIC ACCOUNTANTS


To State Cable TV Corporation and Subsidiary:

We have audited the accompanying consolidated balance sheets of State Cable TV Corporation and Subsidiary as of December 31, 1997, and the related consolidated statement of operations and deficit and cash flows for the year then ended. These consolidated financial statements referred to below are the responsibility of the Company's management. Our responsibility is to express an opinion on these consolidated financial statements based on our audit.

We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the consolidated financial position of State Cable TV Corporation and Subsidiary as of December 31, 1997, and the consolidated results of their operations and their cash flows for the year then ended, in conformity with generally accepted accounting principles.







Boston, Massachusetts
March 13, 1998

                    STATE CABLE TV CORPORATION AND SUBSIDIARY

                           CONSOLIDATED BALANCE SHEETS

                                     ASSETS

                                                                                         December 31, 1997   September 30,
                                                                                                              1998
                                                                                                           (Unaudited)


CURRENT ASSETS:
   Cash                                                                               $       605,832    $       915,676
   Subscriber receivables, net of allowance for doubtful accounts of $706,140 at            1,688,694          1,505,602
     December, 31 1997 and $1,150,567 at September 30, 1998 (unaudited)
   Other current assets                                                                       440,594            474,408
                                                                                      ---------------    ---------------
         Total current assets                                                               2,735,120          2,895,686
                                                                                      ---------------    ---------------

PROPERTY, PLANT AND EQUIPMENT, AT COST:
   Land and building held for sale                                                            383,219            383,219
   Land                                                                                       235,674            235,674
   Building and building improvements                                                       2,317,728          2,386,357
   Cable TV equipment                                                                      56,274,822         60,072,379
   Office equipment                                                                         1,558,486          1,666,208
   Vehicles                                                                                 2,017,865          2,212,835
                                                                                      ---------------    ---------------
                                                                                           62,787,794         66,956,672
   Less-Accumulated depreciation                                                          (40,957,381)       (44,491,861)
                                                                                      ----------------   ----------------
                                                                                           21,830,413         22,464,811
   Construction in process                                                                    805,422                 -
                                                                                      ----------------   ----------------
                                                                                           22,635,835         22,464,811

NOTES RECEIVABLE FROM AFFILIATE (NOTE 8)                                                   10,115,617         11,070,626
DEFERRED INCOME ON INSTALLMENT SALE (NOTE 8)                                               (7,291,147)        (7,684,897)
                                                                                      ---------------    ----------------
         Total notes receivable                                                             2,824,470          3,385,729
                                                                                      ---------------    ---------------

INTANGIBLE ASSETS, NET
   Franchises                                                                               2,420,280          2,221,019
   Goodwill                                                                                   285,409            276,877
   Loan costs                                                                               1,200,807          1,011,805
                                                                                      ---------------    ---------------
                                                                                            3,906,496          3,509,701
                                                                                      ---------------    ---------------
OTHER ASSETS (NOTE 3)                                                                          93,543                -
                                                                                      ---------------    ---------------
         Total assets                                                                 $    32,195,464    $    32,255,927
                                                                                      ===============    ===============

                                         LIABILITIES AND SHAREHOLDERS' DEFICIT
CURRENT LIABILITIES:
   Current maturities of long-term debt                                               $     5,254,068    $     7,011,576
   Accounts payable                                                                         2,845,415          2,438,018
   Accrued expenses                                                                         1,856,008          1,719,585
   Subscriptions received in advance                                                          351,032            346,694
                                                                                      ---------------    ---------------
         Total current liabilities                                                         10,306,523         11,515,873
                                                                                      ---------------    ---------------

LONG-TERM DEBT, NET OF CURRENT MATURITIES                                                  55,704,532         54,804,435
DEFERRED STATE TAX PAYABLE                                                                     18,355                -
OTHER LONG-TERM LIABILITIES                                                                   102,579            311,829
                                                                                      ---------------    ---------------
         Total liabilities                                                                 66,131,989         66,632,137
                                                                                      ---------------    ---------------
CCOMMITMENTS AND CONTINGENCIES (Note 5)
MINORITY INTEREST                                                                           2,082,054          2,665,322
SHAREHOLDERS' DEFICIT:
  Common stock, par value $1.00 per share, authorized, issued and outstanding,                  1,822              1,822
     1,822 shares
  Accumulated deficit                                                                     (36,020,401)       (37,043,354)
                                                                                      ---------------    ---------------
         Total shareholders' deficit                                                      (36,018,579)       (37,041,532)
                                                                                      ---------------    ---------------
         Total liabilities and shareholders' deficit                                  $    32,195,464    $    32,255,927
                                                                                      ===============    ===============


              The accompanying notes are an integral part of these
                       consolidated financial statements.

                    STATE CABLE TV CORPORATION AND SUBSIDIARY

                CONSOLIDATED STATEMENTS OF OPERATIONS AND DEFICIT



                                                   Year Ended        Nine Months Ended           Three Months Ended
                                                  December 31,         September 30,               September 30,
                                                      1997           1997           1998         1997          1998
                                                                        (Unaudited)                 (Unaudited)

GROSS SERVICE REVENUE:
   Subscriber revenue                            $  22,327,282  $  16,508,075   $ 18,500,996 $   5,736,622 $  6,380,173
   Premium services and pay per view revenue         3,274,880      2,260,703      2,488,962       826,772      958,136
   Advertising revenue                               1,441,866        946,370        981,967       276,455      376,642
   Installation revenue                                594,663        469,068        371,564       136,114      123,544
   Other revenue                                       702,014        608,805        655,733       215,741      350,609
                                                 -------------  -------------   ------------ ------------- ------------
                                                    28,340,705     20,793,021     23,126,355     7,191,704    8,089,104
PROGRAMMING COSTS                                    5,434,797      3,905,225      4,689,751     1,391,621    1,648,373
                                                 -------------  -------------   ------------ ------------- ------------
         Net revenue (after programming costs)      22,905,908     16,887,796     18,436,604     5,800,083    6,440,731
                                                 -------------  -------------   ------------ ------------- ------------

OPERATING EXPENSES:
   General and adminstrative                         6,009,795      4,652,460      5,248,940     1,569,971    1,824,686
   Production and advertising                        3,848,847      2,869,849      2,930,704       912,574      984,781
   Depreciation                                      4,259,092      3,653,200      3,534,480     1,238,400    1,178,160
   Ice storm damage                                          -              -      1,595,567            -        71,465
                                                 -------------- --------------  ------------ ------------  ------------
                                                    14,117,734     11,175,509     13,309,691     3,720,945    4,059,092
                                                 -------------  -------------   ------------ ------------- ------------

INCOME  FROM OPERATIONS BEFORE OTHER EXPENSES        8,788,174      5,712,287      5,126,913     2,079,138    2,381,639
(INCOME)

OTHER EXPENSES (INCOME):
   Interest expense                                  4,875,201      3,556,976      3,954,002     1,249,541    1,464,951
   Management fees to affiliated company               687,177        506,039        566,316       174,000      188,772
   Amortization of intangible assets                   626,813        368,014        396,917       126,792      132,306
   Gain on sale of equipment                           (31,051)        (6,737)            -            -             -
   Interest income                                     (71,117)       (24,517)       (31,693)       (7,453)     (12,114)
   Minority interest in income of Better Cable         768,594        588,255        583,268       207,994      245,251
     TV Company
                                                 -------------  -------------   ------------ ------------- ------------
                                                     6,855,617      4,988,030      5,126,913     1,750,874    2,019,166
                                                 -------------  -------------   ------------ ------------- ------------

INCOME  (LOSS) BEFORE STATE INCOME TAXES             1,932,557        724,257       (341,897)      328,264      362,473

PROVISION FOR STATE INCOME TAXES                        18,000              -              -            -            -
                                                 -------------  -------------   -------------------------- ------------
         Net income (Loss)                           1,914,557        640,714       (341,897)      328,264      362,473
                                                 -------------  -------------   -------------------------- ------------

ACCUMULATED DEFICIT, BEGINNING OF PERIOD           (36,780,806)   (36,780,806)   (36,020,401)  (36,384,813) (36,724,771)

DISTRIBUTION TO SHAREHOLDERS (Note 2(g))            (1,154,152)    (1,536,000)      (681,056)   (1,536,000)    (681,056)
                                                 -------------  -------------   ------------ ------------- ------------
ACCUMULATED DEFICIT, END OF PERIOD               $ (36,020,401) $ (37,592,549 ) $ (37,043,354)$(37,592,549)$ (37,043,354))
                                                 =============  ==============  ============== ==========================



              The accompanying notes are an integral part of these
                       consolidated financial statements.

                    STATE CABLE TV CORPORATION AND SUBSIDIARY

                      CONSOLIDATED STATEMENTS OF CASH FLOWS

                                                                      Year Ended      Nine Months Ended September 30,
                                                                     December 31,
                                                                         1997             1997              1998
                                                                                                (Unaudited)
CASH FLOWS FROM OPERATING ACTIVITIES:
   Net income (loss)                                               $     1,914,557   $       640,714  $      (341,897)
   Adjustments to reconcile net income to net cash provided by operating activities-
     Depreciation and amortization                                       4,885,905         3,866,493        3,931,397
     Provision for bad debts                                               284,565           855,381          444,427
     Gain on sale of equipment                                             (31,051)           (6,737)              -
     Minority interest                                                     386,746           588,255          583,268
     Deferred taxes                                                         (1,645)          (20,000)         (18,355)
     Changes in operating assets and liabilities, net of effects from purchase of Pegasus-
       Increase in subscriber receivables                                 (305,301)         (618,571)        (261,335)
       Increase in other current assets                                   (536,180)         (446,422)         (33,814)
       Increase in notes receivable                                     (2,024,992)         (340,836)        (561,259)
       Decrease in other assets                                            377,242           440,785           93,543
       Increase (decrease) in accounts payable                             551,984           828,584         (407,397)
       Increase (decrease) in accrued expenses                             223,702           215,148         (136,423)
       Increase in subscriptions received in advance                        36,526           118,021          204,912
                                                                   ---------------   ---------------  ---------------
           Net cash provided by operating activities                     5,762,058         6,120,815        3,497,067
                                                                   ---------------   ---------------  ---------------

CASH FLOWS FROM INVESTING ACTIVITIES:
   Acquisition of property, plant and equipment                         (7,463,502)      (11,481,424)      (3,363,456)
   Payment for purchase of Pegasus, net of cash acquired                (6,838,183)               -                -
   Acquisition of intangible assets, exclusive of effects from            (261,374)       (2,354,232)            (122)
     purchase of Pegasus
                                                                    ---------------   ---------------  ---------------
           Net cash used in investing activities                       (14,563,059)      (13,835,656)      (3,363,578)
                                                                   ---------------   ---------------  ---------------
CASH FLOWS FROM FINANCING ACTIVITIES:
   Repayment of long-term debt                                          (3,132,621)       (2,224,971)      (3,942,589)
   Proceeds from long-term debt                                         13,200,000        11,500,000        4,800,000
   Distributions to shareholders                                        (1,154,152)       (1,536,000)        (681,056)
                                                                   ---------------   ---------------  ---------------
           Net cash provided by financing activities                     8,913,227         7,739,029          176,355
                                                                   ---------------   ---------------  ---------------
NET INCREASE IN CASH                                                       112,226            24,188          309,844
CASH, BEGINNING OF YEAR                                                    493,606           493,606          605,832
                                                                   ---------------   ---------------  ---------------
CASH, END OF YEAR                                                  $       605,832   $       517,794  $       915,676
                                                                   ===============   ===============  ===============

SUPPLEMENTAL DISCLOSURES OF CASH FLOW INFORMATION:
   Cash paid during the year for-
     Interest                                                      $     4,681,103   $     3,423,872  $     3,904,574
                                                                   ===============   ===============  ===============
     Income taxes                                                           23,634                 -                -
                                                                   ===============   ================================

SUPPLEMENTAL DISCLOSURES OF NONCASH INVESTING ACTIVITIES:
   Increase in promissory note receivable and deferred income on           525,000           393,750          393,750
                                                                   ===============   ===============  ===============
     installment sale due to accrued interest


              The accompanying notes are an integral part of these
                       consolidated financial statements.

                    STATE CABLE TV CORPORATION AND SUBSIDIARY

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                 (INCLUDING DATA APPLICABLE TO UNAUDITED PERIOD)

(1)    ORGANIZATION

       State Cable TV Corporation and Subsidiary (the Company) is engaged primarily in providing cable television and related services to the Maine and New Hampshire areas.

       On January 31, 1997, the Company purchased substantially all of the assets and assumed current liabilities of Pegasus, a cable television company that provides service to areas in the State of New Hampshire. The total purchase price was $7,135,000, of which $300,000 was paid in 1996 and is included in deposits and other assets at December 31, 1996. The balance due was paid utilizing the Company's credit facility in 1997. The transaction was treated as a purchase. The fair market value of the assets approximated the purchase price. The value of the acquired franchises was approximately $2,000,000 which is being amortized over 10 years, which represents the lives of the franchise agreements.

(2)    SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

       The  accompanying   financial   statements  reflect  the  application  of
       accounting   policies  described  in  this  note  and  elsewhere  in  the accompanying notes to consolidated financial statements.

       (a)    Principles of Consolidation

              The consolidated financial statements include the accounts of the Company and Better Cable TV Company, its 60%-owned subsidiary (see
              Note 9). Material intercompany transactions and accounts have been eliminated in consolidation. The shareholders of the Company are the partners of a partnership (the Affiliate) that owns the minority interest of $2,082,054 as of December 31, 1997, representing a 40% interest in the subsidiary. Changes in minority interest reflect Better Cable TV Company's capital adjusted by its portion of the net gain or loss.

       (b)    Management Estimates

              The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

       (c)    Property, Plant and Equipment

              Property, plant and equipment is carried at cost and is being depreciated under the straight-line method over the estimated useful lives of the assets which range from 5 to 33 years as described below. Repair and maintenance costs are charged to expense as incurred.

              Building and building improvements.....................20-33 years
              Cable TV equipment.......................................5-7 years
              Office equipment...........................................5 years
              Vehicles...................................................5 years

                    STATE CABLE TV CORPORATION AND SUBSIDIARY

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                 (INCLUDING DATA APPLICABLE TO UNAUDITED PERIOD)
                                   (CONTINUED)

              Property and equipment include the following amounts held under capital leases:

                                                     December 31, 1997 September 30, 1998

        Land                                         $       169,000    $        169,000
        Building and building improvements                 1,606,422           1,644,230
        Less--Accumulated depreciation                      (160,403)           (240,544)
                                                     ----------------   ----------------

                                                     $      1,615,019   $      1,572,686
                                                     ================   ================

       (d)    Intangible Assets

              Intangible assets are carried at cost and are being amortized under the straight-line method over the periods indicated in Note 3.

       (e)    Investment in an Affiliate

              Investment in a 33-1/3%-owned affiliate, Pinetree Microwave Corporation, is carried under the equity method and classified in other assets in the accompanying balance sheet. The assets, liabilities and results of operations of Pinetree are not significant to the Company. During 1998, the Company reevaluated the value of the asset and wrote it down to zero.

       (f)    Revenue Recognition

              Operating revenues for cable services are recognized as services are rendered. Revenues from services contracts are recognized in earnings over the terms of the contract.

       (g)    Income Taxes

              The Company has elected subchapter S Corporation status for federal and the State of Maine income tax purposes. Provisions for federal and Maine income taxes have not been made as the Company's operations are included pro rata in the individual income tax returns of its shareholders. A provision for New Hampshire income taxes has been made in the accompanying consolidated financial statements due to the fact New Hampshire does not recognize the Company's S corporation status. During 1997, the Company made distributions to shareholders of $1,154,152 to pay their estimated tax payments.

              The Company provides for New Hampshire income taxes under the liability method in accordance with the provisions of Statement of Financial Accounting Standards (SFAS) No. 109, Accounting for Income Taxes. Under the liability method specified by SFAS No. 109, a deferred tax asset or liability is determined based on the difference between the financial statement and tax bases of assets and liabilities, as measured by the enacted tax rates expected to be in effect when these differences reverse. Temporary differences relate mainly to depreciation and deferred interest.

                    STATE CABLE TV CORPORATION AND SUBSIDIARY

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                 (INCLUDING DATA APPLICABLE TO UNAUDITED PERIOD)
                                   (CONTINUED)

              The components of the provision for income taxes for December 31, 1997 is as follows:
                                                                 December 31,
                                                                     1997

              Current-
                 State                                         $        20,500

              Deferred-
                 State                                                  (2,500)
                                                               ---------------
                       Total provision (benefit)               $        18,000
                                                               ===============

       (h)    Cash

              The Company considers all highly liquid investments with a maturity of three months or less when purchased to be cash equivalents.

       (i)    Concentration of Credit Risk

              SFAS No. 105, Disclosure of Information About Financial Instruments with Off-Balance-Sheet Risk and Financial Instruments with Concentrations of Credit Risk, requires disclosure of any significant off-balance-sheet and credit risk concentrations. The Company has no significant off-balance-sheet concentration of credit risks such as foreign exchange contracts, options contracts or other foreign hedging arrangements. Financial instruments that subject the Company to credit risk consist primarily of cash and accounts receivable.

       (j)    Long-Lived Assets

              The Company has assessed the realizability of its long-lived assets in accordance with SFAS No. 121, Accounting for the Impairment of Long-Lived Assets and for Long-Lived Assets To Be Disposed Of. As of December 31, 1997 and September 30, 1998, management believes there has been no impairment of long-lived assets.

       (k)    Interim Financial Statements (Unaudited)

              The accompanying consolidated balance sheet as of September 30, 1998, is unaudited, but in the opinion of management, includes all adjustments consisting of normal recurring adjustments necessary for fair presentation of results for the interim period. Certain information and footnote disclosures normally included in financial statements prepared in accordance with generally accepted accounting principles have been omitted with respect to the nine months ended, September, 30, 1998, although the Company believes that the disclosures included are adequate to make the information presented not misleading. Results for the nine months ended September 30, 1998 are not necessarily indicative of the results that may be expected for the year ending December 31, 1998.

                    STATE CABLE TV CORPORATION AND SUBSIDIARY

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                 (INCLUDING DATA APPLICABLE TO UNAUDITED PERIOD)
                                   (CONTINUED)

(3)    INTANGIBLE ASSETS

       Intangible assets consist of the following:

                                                 December 31,    September 30, 1998    Amortization
                                                     1997                                 Period
                                                                                         in Years


       Customer lists                         $      2,858,218   $      2,858,218           7
       Franchises                                    4,348,947          4,349,069         10-15
       Restrictive covenants                           317,921            317,921         2-10
       Goodwill                                        454,013            454,013          40
       Loan costs                                    1,770,629          1,770,629          5-8
       Other                                           253,476            253,476         5-10
                                              ----------------   ----------------
                                                    10,003,204         10,003,326
       Less--Accumulated amortization                6,096,708          6,493,625
                                              ----------------   ----------------
                                              $      3,906,496   $      3,509,701
                                              ================   ================


(4)    LONG-TERM DEBT

       Long-term debt consists of the following:

                                                   December 31, 1997   September 30, 1998

        Term loan                                   $     42,276,500   $     38,363,675
        Revolving line of credit                          17,200,000         22,000,000
        Capital lease                                      1,482,100          1,452,336
                                                    ----------------   ----------------
                                                          60,958,600         61,816,011
        Less--Current maturities                           5,254,068          7,011,576
                                                    ----------------   ----------------
                                                    $     55,704,532   $     54,804,435
                                                    ================   ================

       The Company has a $67,000,000 credit facility (the Facility) with The First National Bank of Chicago (First Chicago) as agent for the lending institutions (the Lenders) under a credit agreement (Credit Agreement). The Facility consists of a $47,000,000 amortizing term loan maturing on December 31, 2002 and a $20,000,000 revolving credit facility terminating on March 31, 2004. The revolving line of credit is for capital expenditures, system acquisitions and other general corporate purposes subject to limitations as defined in the agreement. The Facility is collateralized by all of the Company's assets. In addition, the shareholders pledge the stock of the Company and the partnership interest in Better Cable TV Company as collateral. The 40% minority interest in Better Cable TV Company has also been pledged as collateral. The Credit Agreement requires the Company to meet various financial covenants and as of December 31, 1997 the Company was in compliance with these covenants. The Credit Agreement limits the payments for capital expenditures, management fees and dividends. The Credit Agreement requires that the term loan be repaid by quarterly installments. The repayments are based upon a percentage of the amount outstanding as of June 30, 1997 and these percentages increase annually until 2002 when it decreases. Advances under the revolving credit facility are payable quarterly beginning March 31,

                    STATE CABLE TV CORPORATION AND SUBSIDIARY

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                 (INCLUDING DATA APPLICABLE TO UNAUDITED PERIOD)
                                   (CONTINUED)

       2003. In addition, mandatory prepayments of an amount equal to 50% of the excess cash flows, if positive, for the most recently ended fiscal year are required under the revolving credit facility.

       The Credit Agreement requires the Company to pay a commitment fee of .30% and .40% for Facilities B and C, respectively, per annum on the average daily unborrowed portion of the revolving credit facility. Fees paid under this arrangement amounted to $20,466 in 1997. In addition, the Company paid management fees associated with the agreement of $30,000 in 1997.

       The Credit Agreement requires interest based on the type of advance requested by the Company, either floating rate or Eurodollar, plus the applicable margin, as defined in the Credit Agreement. The interest rates at December 31, 1997 for the Facility ranged from 7.99% to 8.23% with a weighted average rate of 8.05%.

       Maturities of long-term debt are as follows:

        Year Ending December 31,                Amount

        1998                               $    5,254,068
        1999                                    7,602,643
        2000                                    9,320,371
        2001                                   10,410,565
        2002                                    9,972,788
        Thereafter                             18,398,165
                                           --------------
                                           $   60,958,600
                                           ==============

(5)    COMMITMENTS AND CONTINGENCIES

       (a)    Leases

              The Company leases telephone and utility poles at a current annual
              rental  of  approximately   $914,000.  The  leases  are  one  year
              self-renewing agreements.

              The Company is also obligated under leases with an affiliate and others for microwave relay services and tower sites, the latest expiring in 2079. The Company entered into a capital lease for its current office location expiring in 2011, with aggregate monthly payments of approximately $14,000. The minimum annual payments under the leases are approximately as follows:

                    STATE CABLE TV CORPORATION AND SUBSIDIARY

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                 (INCLUDING DATA APPLICABLE TO UNAUDITED PERIOD)
                                   (CONTINUED)

                                                          Operating Leases   Capital Lease

              1998                                        $      103,678    $      168,861
              1999                                                26,638           174,642
              2000                                                27,143           178,954
              2001                                                27,672           184,323
              2002                                                28,228           189,852
              Thereafter                                         288,658         1,697,798
                                                          --------------    --------------
                                                          $      502,017
                                                          ==============
              Total minimum future payments                                      2,594,430
              Less--Amounts representing interest                                1,112,330
                                                                            --------------
              Present value of net minimum lease                                 1,482,100
                payments
              Less--Current maturity                                                37,147
                                                                            --------------
                                                                            $    1,444,953
                                                                            ==============

              Rent expense, including pole attachments, charged to operations amounted to $974,521 for the year ended, December 31, 1997 and $763,427 for the nine months ended, September 30, 1998.

       (b)    Litigation

              In the ordinary course of business, the Company is party to various types of litigation. The Company believes it has meritorious defenses to all claims, and, in its opinion, all litigation currently pending or threatened will not have a material adverse effect on the Company's financial position or results of operations.

(6)    DUE TO AFFILIATE AND OTHER RELATED PARTY TRANSACTIONS

       (a)    Affiliate

              Fees for management services provided by its Affiliate amounted to $687,177 in 1997.

              Included in accounts payable and accrued expenses at December 31, 1997 was approximately $753,000 due to the Company's Affiliates.

       (b)    Aurora

              The Company's shareholders are majority shareholders in Aurora Telecommunications, LLC (Aurora). The Company leases fiber lines to Aurora under seven-year operating leases. Lease income amounted to $471 in 1997.

                    STATE CABLE TV CORPORATION AND SUBSIDIARY

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                 (INCLUDING DATA APPLICABLE TO UNAUDITED PERIOD)
                                   (CONTINUED)

              The Company issued a revolving credit line to Aurora with maximum borrowings of $3,000,000 at an applicable federal mid-term rate (6.02% at December 31, 1997). The credit line expires and is due September 1, 2003. At December 31, 1997, the outstanding principle balance due from Aurora was $1,991,002 with accrued interest of $28,903.

              Under a separate note to obtain a 5% owned investment, Aurora issued a $5,000 note payable at an annual compounded interest rate of 7% to the Company. The note is due and payable April 30, 1998. Accrued interest on this note was $87 at December 31, 1997.

(7)    PENSION

       The Company adopted a defined contribution plan, which covers substantially all employees. Participants are fully vested after five years. Annual contributions are based upon 5% of the participants' compensation earned during the plan year.

       The Company also has a 401(k) plan, which substantially all employees are eligible to participate in. Participants are fully vested as to all contributions made to the plan. The Company matches 50% of employee contributions up to the first 4%. Expenses related to the plans charged to operations amounted to $202,951 in 1997.

(8)    SALE OF PARTNERSHIP INTEREST

       On November 15, 1996, the Company sold 20% of their partnership interest in Better Cable TV to an affiliate for a $7,500,000 promissory note maturing on March 31, 2004 bearing interest at 7% per annum. This sale is being treated as an installment sale for both financial reporting and income tax purposes resulting in a deferred gain of $6,700,522. No gain was recognized during 1997. For financial reporting purposes, accrued interest of $590,625 for the year ended, December 31, 1997 and $984,375 for the nine months ended, September 30, 1998, is being deferred.

(9)    DISCLOSURE OF FAIR MARKET VALUE OF FINANCIAL INSTRUMENTS

       The carrying amounts of cash approximate fair value because of the short maturity of these investments. The carrying amounts of the revolving notes receivable and long-term debt approximates fair value due to the variable rates of these instruments. The fair value of the 7% note receivable is estimated based on currently quoted market prices for similar types of borrowing arrangements.

       The estimated fair value of the Company's financial instruments as of December 31, 1997 are as follows (dollars in thousands):

                                                 Carrying Value         Fair
                                                                       Value

        Cash                                    $       605,832  $       605,832
        Revolving note receivable                     2,019,905        2,019,905
        7% note receivable                            8,095,712        9,413,619
        Long-term debt                               60,958,600       60,958,600

                    STATE CABLE TV CORPORATION AND SUBSIDIARY

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                 (INCLUDING DATA APPLICABLE TO UNAUDITED PERIOD)
                                   (CONTINUED)

(10)   OTHER EVENTS

       (a)     Subsequent Event

              In January 1998, an ice storm severely damaged cable lines of the Company in the Maine systems. The resulting loss of $1,595,567 reflects damages incurred.

       (b)     Other Developments

              On February 6, 1998, the Company signed a nonbinding letter of intent with Heathrow Land Company, L.P. (HLC) whereby the Company and HLC agreed in principle to form a limited liability company
              (LLC) to own and operate the cable television system currently operated by Heathrow Cable in and around the private community of Heathrow, Florida. The terms of the letter of intent provide that the Company will pay $1,350,000 for its 80% interest in the LLC. Upon HLC's contribution or sale of the system and the assets to the LLC, HLC will receive that portion of the purchase price available after payment for the Bell South assets and any necessary working capital requirements of the LLC while becoming a 20% owner of the LLC.


       (c)     Sale to FrontierVision Operating Partners, L.P.

              On June 24, 1998, the Company signed an asset purchase agreement with FrontierVision Operating Partners, L.P. whereby the Company agreed to sell the majority of its State Cable TV and Better Cable TV assets to FrontierVision Operating Partners, L.P. for a base price of $188,750,000. The Company closed on this sale, subject to certain purchase price adjustments, on October 22, 1998.

Pro Forma Financial Information.

                            Pro Forma Financial Data

The unaudited pro forma financial data presented below are derived from the historical financial statements of FrontierVision Operating Partners, L.P. ("FVOP" or the "Company") and certain cable television systems assets purchased from State Cable TV Corporation and Better Cable TV Company in Maine (the "State Systems") on October 23, 1998. The unaudited pro forma balance sheet data as of September 30, 1998 give pro forma effect to the acquisition of the State Systems as if such transaction had been consummated on September 30, 1998. The unaudited pro forma consolidated statement of operations data for the nine months ended September 30, 1998 and for the year ended December 31, 1997 give pro forma effect to the acquisition of the State Systems as if such transaction had been consummated on January 1, 1997.

The unaudited pro forma financial data give effect to the acquisition described above under the purchase method of accounting and are based upon the assumptions and adjustments described in the accompanying notes to the unaudited pro forma financial statements presented on the following pages. The allocation of the total purchase price for the State Systems presented is based on a preliminary estimate and is subject to a final allocation adjustments.

The unaudited pro forma financial data presented do not consider any future events which may have occurred after the acquisition was consummated. The Company believes revenue and operating expense synergies and purchasing and other cost reductions of the combined operations of the existing systems and the State Systems will be realized after the Company has installed its management controls, systems and marketing programs. However, for purposes of the unaudited pro forma financial data presented herein, these synergies have not been reflected because their realization cannot be assured.

The unaudited pro forma financial data do not purport to represent what the Company's results of operations or financial condition would have actually been or what operations would be if the transaction that gives rise to the pro forma adjustments had occurred on the date assumed. The unaudited pro forma financial data presented below should be read in conjunction with the unaudited historical financial statements and related notes thereto of FVOP and "Management's Discussion and Analysis of Financial Condition and Results of Operations" (as included in FVOP's Quarterly Report on Form 10-Q for the nine months ended September 30, 1998 (File No. 333-9535)) as well as in conjunction with the audited and unaudited historical financial statements and related notes thereto of the Acquisition Systems included elsewhere in this Form 8-K/A.

            FrontierVision Operating Parnters, L.P. and Subsidiaries

                        Unaudited Pro Forma Balance Sheet
                               September 30, 1998
                                 (In Thousands)

                                            --------------------------------------------------------------------
                                                                                 Pro Forma
                                                                               Adjustments
                                                      FVOP                         for the
                                                       and            State          State            Pro Forma
                                              Subsidiaries          Systems        Systems         Consolidated
                                            --------------- -------------------------------     ----------------

Cash and cash equivalents...................  $     9,647     $       916     $     (916)  (a)    $      9,647
Accounts receivable, net....................        9,923           1,506            397   (a)          11,826
Prepaid expenses............................        4,176             474           (372)  (a)           4,278
Property and equipment, net.................      292,984          22,465         15,034   (a)         330,483
Franchise costs and intangible assets, net.       680,356           3,509        148,192   (a)         832,057
Deferred financing costs and other, net.....       16,606           3,386         (3,386)  (a)          16,606
Deposits....................................        9,500               -         (9,500)  (a)               -
                                              -----------     -----------     ----------          ------------
  Total assets..............................  $ 1,023,192     $    32,256     $  149,449          $  1,204,897
                                              ===========     ===========     ==========          ============

Accounts payable and accrued liabilities....  $    25,069     $     4,158     $   (2,863)  (a)    $     26,364
Subscriber prepayments and deposits.........        3,058             659           (319)  (a)           3,398
Accrued interest payable....................       11,338               -              -                11,338
Deferred income taxes.......................       14,109               -              -                14,109
Debt........................................      750,000          61,816        (61,816)  (a)         930,070
                                                                                 180,070   (a)
Partners' capital...........................      219,618         (34,377)        34,377   (a)         219,618
                                              -----------     -----------     ----------          ------------
  Total liabilities and partners' capital...  $1,023,192      $    32,256     $  149,449          $  1,204,897
                                              ==========      ===========     ==========          ============

               Footnotes to the Unaudited Pro Forma Balance Sheet
                               September 30, 1998
                                 (In Thousands)

(a) Represents adjustments to the historical balance sheet of the State Systems to reflect the following: (i) fair value adjustments recorded in connection with purchase accounting, (ii) the reversal of account balances not assumed in the acquisition of the State Systems, (iii) movements in working capital accounts from September 30, 1998 to October 23, 1998, the date of acquisition, and (iv) incremental indebtedness incurred in the purchase.

The preliminary purchase price allocation for the acquisition of the State Systems is as follows:

                                                               Purchase
                                               Historical         Price Preliminary
                                                  Balance   Adjustments  Allocation
                                               ---------    ---------     --------
Cash                                           $     916    $    (916)    $      -
Accounts receivable                                1,506          397        1,903
Prepaid expenses                                     474         (372)         102
Property and equipment                            22,465       15,034       37,499
Intangible assets:
     Franchise costs                               2,221      135,865      138,086
     Other intangible assets                       1,288       12,327       13,615
                                               ---------    ---------     --------
          Total intangible assets                  3,509      148,192      151,701
                                               ---------    ---------     --------
Other assets                                       3,386       (3,386)           -
Accounts payable and accrued liabilites           (4,158)       2,863       (1,295)
Other liabilities                                   (659)         319         (340)
Debt                                             (61,816)      61,816            -
Equity (deficit)                                  34,377      (34,377)
                                               ---------    ---------     --------
     Purchase price                            $       -    $ 189,570     $189,570
                                               =========    =========     ========


The acquisition of the State Systems was funded by the following:
Incremental indebtedness under FVOP's senior
   credit facility                                          $ 180,070
Payments made out of escrow                                     9,500
                                                            ---------
                                                            $ 189,570
                                                            =========

            FrontierVision Operating Partners, L.P. and Subsidiaries

                   Unaudited Pro Forma Statement of Operations
                 (For the Nine Months Ended September 30, 1998)
                                 (In Thousands)

                                        ----------------------------------------------------------------------
                                                                                Pro Forma
                                                                              Adjustments
                                                                                  for the
                                               FVOP and            State            State           Pro Forma
                                           Subsidiaries          Systems          Systems       Consolidated
                                        ---------------- ---------------- ----------------     ---------------
Statement of Operations
Revenue.................................  $   175,559      $    23,126      $         -          $   198,685
Expenses
  System operations.....................       88,469           12,681             (869)  (a)        100,281
  Corporate administrative expense......        5,072              754             (462)  (b)          5,364
  Depreciation and amortization.........        74,300           3,931            7,094   (c)         85,325
  Storm related costs...................          705            1,596                -                2,301
                                          -----------      -----------      -----------          -----------
Operating income (loss).................        7,013            4,164           (5,763)               5,414
Interest expense, net...................      (49,041)          (3,922)          (8,664)  (d)        (61,627)
Other expense...........................       (2,071)            (583)             583   (e)         (2,071)
                                          -----------      -----------      -----------          -----------
Net income (loss) before income taxes...      (44,099)            (341)         (13,844)             (58,284)
Provision for income taxes..............          674                -                -                  674
                                          -----------      -----------      -----------           -----------
Net income (loss).......................  $   (43,425)     $      (341)     $   (13,844)         $   (57,610)
                                          ===========      ===========      ===========          ===========

            FrontierVision Operating Partners, L.P. and Subsidiaries

                   Unaudited Pro Forma Statement of Operations
                     (For the Year Ended December 31, 1997)
                                 (In Thousands)

                                      --------------------------------------------------------------------------
                                                                                Pro Forma
                                                                              Adjustments
                                                                                  for the
                                              FVOP and             State            State             Pro Forma
                                          Subsidiaries           Systems          Systems         Consolidated
                                      ----------------------------------- ----------------     -----------------
Statement of Operations
Revenues..............................  $    145,126      $     28,341      $         -          $    173,467
Expenses
  System operations...................        74,314            14,915           (1,005)  (a)          88,224
  Corporate administrative expense....         4,418             1,065             (960)  (b)           4,523
  Depreciation and amortization.......        64,398              4,886             9,007 (c)           78,291
                                        ------------      -------------     -------------        -------------
Operating income (loss)...............         1,996             7,475           (7,042)                2,429
Interest expense, net.................       (42,652)           (4,804)         (25,657)  (d)         (73,113)
Other income (expense)................        (1,161)             (738)             769   (e)          (1,130)
                                        --------------    -------------     -----------          -------------
Net income (loss) before income taxes
  and extraordinary item..............       (41,817)            1,933          (31,930)              (71,814)
Extraordinary item - Loss on early
  retirement of debt..................        (5,046)                -                -                (5,046)
Provision for income taxes............             -               (18)              18   (f)               -
                                        ------------      ------------      -----------          ------------
Net income (loss).....................  $     (46,863)    $      1,915      $   (31,912)         $    (76,860)
                                        =============     ============      ===========          ============

          Footnotes to the Unaudited Pro Forma Statement of Operations
For the Nine Months Ended September 30, 1998 and the Year Ended December 31,1997
                                 (In Thousands)

(a) Represents the estimated reductions in operating expense by applying the Company's capitalization policy on construction activities and the estimated cost savings resulting from the elimination of duplicate functions and personnel from the acquisition of the State Systems.

(b) Represents the elimination of management fees and allocated overhead costs from the acquisition of the State Systems.

(c) Represents the additional depreciation and amortization expense arising from the acquisition of the State Systems, as if such acquisitions had occurred on January 1, 1997. Pro forma depreciation and amortization is calculated on a straight-line basis over periods that are consistent with the Company's stated accounting policy. The cost basis of the purchased assets utilized in these calculations is based on a preliminary asset allocation between property and equipment and intangible assets and are subject to final allocation adjustments.

(d) Represents the net adjustment to (i) record interest expense on the incremental borrowings under FVOP's senior credit facility arising from the acquisition of the State Systems as if such transaction had been consummated on January 1, 1997, and (ii) reverse interest expense reflected in the historical financial statements of the State Systems. Interest expense on indebtedness is calculated using a weighted average interest rate of 8.83% and 8.94% at September 30, 1998 and at December 30, 1997, respectively. A 1/8% change in the assumed interest rate would result in a $872 and $1,022 change to the Company's pro forma net loss for the nine months ended September 30, 1998 and for the year ended December 31, 1997, respectively.

(e) Represents the elimination of the minority interest in loss of the State Systems prior to acquisition.

(f) Represents adjustments to reverse the provision of income taxes. FVOP was not subject to income taxes at December 31, 1997.

                                   SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrants have duly caused this report to be signed on their behalf by the undersigned thereunto duly authorized.


                     FRONTIERVISION OPERATING PARTNERS, L.P.

               By:      FrontierVision Holdings, L.P., its general partner,
                    By:      FrontierVision Partners, L.P., its general partner
                    By:      FVP GP, L.P., its general partner
                    By:      FrontierVision Inc., its general partner
Dated: December 30, 1998     By:      /s/ ALBERT D. FOSBENNER
                                      -----------------------
                                      Albert D. Fosbenner
                                      Vice President and Treasurer




                              FRONTIERVISION CAPITAL CORP.


Dated: December 30, 1998      By:      /s/ ALBERT D. FOSBENNER
                                       -----------------------
                                       Albert D. Fosbenner
                                       Vice President and Treasurer